SUBSCRIPTION AGREEMENT

                                 POWERLINX, INC.

                Subscription Agreement for the Purchase of Units


     The undersigned hereby subscribes for units (the "Units") of Powerlinx, Inc., a Nevada corporation (the "Company"). The Company is offering up to 625,000 units (the "Units") for sale to accredited investors at a price of $8.00 per Unit (the "Offering") on a "best efforts" basis with a $5,000,000 maximum offering. The minimum investment amount is $20,000 or 2,500 Units. Each Unit consists of (i) 8 shares of Series A Convertible Preferred Stock ("Preferred Shares") (ii) 2 shares of the Company's common stock, $0.01 par value per share (the "Common Shares"); and (iii) 3 common stock purchase warrants. Each warrant is exercisable until May 15, 2006, at a price of $0.50 (the "Warrants"). The Preferred Shares, Common Shares and Warrants are collectively referred to as "Securities" or "Units".

     The Common Stock included in the Units shall be registered for public sale with the Securities and Exchange Commission (the "Commission"), in accordance with the terms set forth in the registration rights agreement (the "Registration Agreement"), entered into between the subscribers of this offering (the "Subscribers") and the Company of even date.

     The undersigned agrees to pay the aggregate subscription price set forth on page 7 or 8, as applicable, for the Unit(s) being purchased hereunder. The entire purchase price is due and payable upon the submission of this Subscription Agreement, and shall be payable by wire transfer or check subject to collection, to the order of Powerlinx, Inc.

     The Company shall have the right to reject this subscription in whole or in part.

     The undersigned acknowledges that the Units being purchased hereunder will not be registered under the Securities Act of 1933 (the "Act"), or the securities laws of any state, that absent an exemption from registration contained in those laws, the Units, Preferred Shares, Common Shares and Warrants require registration, and that the Company's reliance upon such exemption is based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement, the Registration Rights Agreement and the accompanying Confidential Prospective Questionnaire (collectively, the "Subscription Documents").

     1. The undersigned represents, warrants, and agrees as follows:

     a. The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

     b. The undersigned has carefully read the Private Placement Memorandum and Exhibits thereto (the "Memorandum") and this Subscription Agreement

          (collectively, the "Disclosure Materials"), all of which the undersigned acknowledges have been provided to the undersigned. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering and the Disclosure Materials and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment. The undersigned understands the Disclosure Materials, and the undersigned has had the opportunity to discuss any questions regarding any of the Disclosure Materials with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Disclosure Materials. The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision other than as set forth in the Disclosure Materials. The undersigned does not desire to receive any further information.

     c. The undersigned is aware that the purchase of the Units is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment. The undersigned has specifically reviewed the section in the Disclosure Materials entitled "Risk Factors."

     d. The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this Private Placement Offering of the Units for investment, or any recommendation or endorsement of this Private Placement of the Units.

     e. The undersigned is purchasing the Units for the undersigned's own account, with the intention of holding the Units with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Units or the securities underlying the Units, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

     f. The undersigned represents that if an individual, he has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Units. The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

     g. The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Units indefinitely, or to afford a complete loss of his or her investment in the Units.

     h. The undersigned represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Units will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Units are being sold to the undersigned and others would not be available if the undersigned's present intention were to hold the Units for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission (the "Commission"), a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Units, and for which such Units may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

     i. The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management. The undersigned is purchasing the Units with the funds of the undersigned and not with the funds of any other person, firm, or entity and is acquiring the Units for the undersigned's account. No person other than the undersigned has any beneficial interest in the Units being purchased hereunder.

     j. FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY: If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Units, and (iii) the undersigned has the full power of such entity to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

     k. The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he or she is an individual, or its principal business address if it is a corporation or other entity.

     l. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.

     m. The undersigned acknowledges that the certificates for the securities comprising the Units which the undersigned will receive will contain a legend substantially as follows:

          THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

     The undersigned further acknowledges that a stop transfer order will be placed upon the certificates for the securities in accordance with the Act. The undersigned further acknowledges that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements.

     2. The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in the Subscription Documents.

     3. The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada. The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to own its properties and conduct its business as described in the Disclosure Materials and to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

     4. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

     5. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments or documents executed simultaneously herewith in connection with the Private Placement Offering, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instruments and documents, which alone fully and completely expresses their agreement.

     6. This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Subscription Agreement.

     7. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

     8. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York and the undersigned hereby consents to the jurisdiction of the courts of the State of New York and the United States District Courts situated therein.

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE


  1.              __ Individual

  2.              __ Joint Tenants with Right of Survivorship

  3.              __ Husband and Wife (Tenants by the Entirety)


  4.              __ Community Property

  5.              __ Tenants in Common

  6.              __ Corporation/Partnership

  7.              __ IRA

  8.              __ Trust
                     Date Opened____________

  9.              __ As a Custodian for_________________

                     Under the Uniform Gift
                     to Minors Act of the State

 10.              __ Married with Separate
                     Property

 11.              __ Keogh

                 EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON


            Units x $8 = $                  ($20,000 minimum)
------------              -----------------                  -----------------




   ---------------------------------------------------------------------------
                     Exact Name in Which Title is to be Held


   ---------------------------------------------------------------------------
                                   (Signature)


   ---------------------------------------------------------------------------
                               Name (Please Print)


   ---------------------------------------------------------------------------
                          Residence: Number and Street


   ---------------------------------------------------------------------------
   City                           State                               Zip Code


   ---------------------------------------------------------------------------
                             Social Security Number


Accepted this       day of            , 2003, on behalf of Powerlinx, Inc.
              -----        -----------


                                             By:
                                                ------------------------------
                                                George S. Bernardich III
                                                Chairman & CEO

                  EXECUTION BY SUBSCRIBER WHO IS A CORPORATION,
                            PARTNERSHIP, TRUST, ETC.


            Units x $8 = $                  ($20,000 minimum)
------------              -----------------                  -----------------




   ---------------------------------------------------------------------------
                     Exact Name in Which Title is to be Held


   ---------------------------------------------------------------------------
                                   (Signature)


   ---------------------------------------------------------------------------
                               Name (Please Print)


   ---------------------------------------------------------------------------
                          Residence: Number and Street


   ---------------------------------------------------------------------------
   City                           State                               Zip Code


   ---------------------------------------------------------------------------
                            Tax Identification Number



Accepted this       day of            , 2003, on behalf of Powerlinx, Inc.
              -----        -----------


                                             By:
                                                -----------------------------
                                                George S. Bernardich III,
                                                Chairman & CEO